Exhibit 10.31

EXECUTION COPY

FIFTH AMENDMENT TO
INTERACTIVE HEALTH LLC CREDIT AGREEMENT

        This Fifth Amendment to Credit Agreement ("Fifth Amendment") is made as of this 18th day of August, 2004 by and among Interactive Health LLC, a Delaware limited liability company ("Company"), Interactive Health, Inc., a Delaware corporation ("Holdings") and Comerica Bank, a Michigan banking corporation ("Bank").

RECITALS

        A.    Company and Bank entered into that certain Interactive Health LLC Credit Agreement dated as of December 30, 2003, as amended by that certain First Amendment dated as of January 30, 2004, that certain Second Amendment dated as of February 13, 2004, that Third Amendment dated as of March 22, 2004 and that Fourth Amendment dated as of June 30, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

        B.    Company has requested that Bank make certain amendments to the Credit Agreement in connection therewith, and Bank is willing to do so, but only on the terms and conditions set forth in this Fifth Amendment.

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Bank agree as follows:

1.
The references to "$20,000,000" in the definitions of "Acceptance Maximum Amount", "Letter of Credit Maximum Amount (Commercial)" and "Revolving Credit Aggregate Commitment" in Section 1 of the Credit Agreement, in Section 4.1(a) of the Credit Agreement and on Schedule 5.7 to the Credit Agreement, are hereby deleted and replaced with "$30,000,000".

2.
The references to "Twenty" in the definitions of "Acceptance Maximum Amount", "Letter of Credit Maximum Amount (Commercial)" and "Revolving Credit Aggregate Commitment" in Section 1 of the Credit Agreement are hereby deleted and replaced with "Thirty".

3.
The reference to $600,000 in Section 9.7 is hereby deleted and replaced with $1,000,000.

4.
This Fifth Amendment shall become effective (according to the terms hereof) on the date (the "Fifth Amendment Effective Date") that the following conditions have been fully satisfied by the Company (the "Conditions") (which shall be confirmed by the Bank by the delivery and release to the Company of its signature page to this Fifth Amendment):

(a)
Bank shall have received via facsimile (followed by the prompt delivery of original signatures) counterpart originals of this Fifth Amendment, in each case duly executed and delivered by the Company and the Bank.

(b)
Bank shall have received the Reaffirmation of Loan Documents, executed and delivered by each Loan Party in the form attached to this Fifth Amendment as Attachment 1.

(c)
Bank shall have received a certification from the Company and each of the Loan Parties dated as of the Fifth Amendment Effective Date that, after giving effect to the amendments contained herein, (a) execution and delivery of this Fifth Amendment and the other Loan Documents required to be delivered hereunder, and the performance by the Loan Parties of their respective obligations under the Credit Agreement as amended hereby (herein, as so amended, the "Amended Credit Agreement") are within such undersigned's powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Fifth Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement and the other Loan Documents required to be delivered hereunder will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Sections 7.1 through 7.14, inclusive, of the Amended Credit Agreement are true and correct on and as of the Fifth Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Fifth Amendment Effective Date, after giving effect to this Fifth Amendment and Consent, no Default or Event of Default shall have occurred and be continuing.

  (d)
  Each Loan Party shall have delivered revisions or updates to the Schedules of the Credit Agreement and the Security Agreement, or shall have provided a certification that no change shall have occurred with respect to any such Schedules.

  (e)
  Company shall have paid to Bank all interest, fees and other amounts, if any, owed to the Bank and accrued to the Fifth Amendment Effective Date.

5.
Except as specifically set forth above, this Fifth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Revolving Credit Notes issued thereunder or any of the other Loan Documents. Nor shall this Fifth Amendment constitute a waiver or release by the Bank of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Revolving Credit Notes issued thereunder or any of the other Loan Documents. Furthermore, this Fifth Amendment shall not affect in any manner whatsoever any rights or remedies of the Bank with respect to any other non-compliance by the Company with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

6.
Company and each other Loan Party hereby acknowledges and agrees that this Fifth Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of the Company, any other Loan Party or any other party or any rights, privilege or remedy of the Bank under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

7.
Except as specifically defined to the contrary herein, capitalized terms used in this Fifth Amendment shall have the meanings set forth in the Credit Agreement.

8.
This Fifth Amendment may be executed in counterpart in accordance with Section 11.11 of the Credit Agreement.

9.
This Fifth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

[Signature Page Follows]

        WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		INTERACTIVE HEALTH LLC
By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its:	Managing Director	Its:	CFO
INTERACTIVE HEALTH INC.
		By:	/s/ [ILLEGIBLE]
		Its:	CFO